EXHIBIT 23(b)
CONSENT OF COCHRAN CARONIA WALLER, LLC
We hereby consent to the use of our opinion letter dated December 8, 2005 to the Board of Directors of Physicians Insurance Company of Wisconsin, Inc. (the “Company”) attached as Appendix C to the proxy statement-prospectus (the “Proxy Statement-Prospectus”) included in the Registration Statement on Form S-4 (the “Registration Statement”) of ProAssurance Corporation (“ProAssurance”) and to the references to our firm in the Proxy Statement-Prospectus under the headings “Summary,” “Proposal 1: The Merger—Background of the merger,” “—Recommendation of PIC Wisconsin’s board of directors,” and “—Opinion of PIC Wisconsin’s financial advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.
/s/Cochran Caronia Waller, LLC
Cochran Caronia Waller, LLC
June 2, 2006
Chicago, Illinois